Exhibit 10.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

By Electronic Mail

danny.nelson@signingdaysports.com

July 15, 2024

Daniel Nelson

Chief Executive Officer

Signing Day Sports, Inc.

Re: Second Supplement to Engagement Agreement

Dear Danny:

This letter agreement (this “Second Supplement”) amends and supplements our existing engagement agreement, dated July 20, 2022 (the “Engagement Agreement”), as previously amended by a supplement, dated February 17, 2023 (the “Supplement”) between Bevilacqua PLLC (“BPLLC” or “we”) and Signing Day Sports, Inc. (“Signing Day Sports” or “you”). Except as specified herein, our Engagement Agreement remains unmodified and in full force and effect.

Through June 30, 2024, you owe us a total of $684,350.98 for services rendered to you (the “Outstanding Fees”). We agree to defer the payment of the Outstanding Fees until the earlier of either (a) the closing of your next financing transaction or (b) a business combination. If the financing transaction results in proceeds of less than $2,000,000, you will pay us 20% of the net proceeds from such financing against BPLLC’s outstanding invoices at the time. If the financing transaction results in proceeds of more than $2,000,000, you will pay us the entire Outstanding Fees. In consideration for deferring the Outstanding Fees, you shall promptly issue to BPLLC a pre-funded warrant to purchase 2,500,000 shares of your common stock (the “Warrant Shares”), with an exercise price of $0.01 per share, immediately upon the execution of this Second Supplement. You shall register for resale the Warrant Shares in the next registration statement that you file with the Securities and Exchange Commission.

You hereby represent and warrant to us that this Second Supplement has been approved by the board of directors of Signing Day Sports.

Very truly yours,

Bevilacqua PLLC

By:	/s/ Louis A. Bevilacqua
Name:	Louis A. Bevilacqua,
Title:	Managing Member

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 July 15, 2024

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE
WRITTEN:

Signing Day Sports, Inc.

By:	/s/ Daniel D. Nelson
	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer